UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

$4 Million Offering of Common Stock and Warrants:

On February 1, 2005, the Company entered into a Securities Purchase Agreement and completed the sale of $4 million of the Company’s Common Stock and Warrants to five institutional investors (the "Investors"). The names of the purchasers are set forth in Item 3.02 below. Pursuant to the Securities Purchase Agreement, the Company issued a total of 3,225,807 shares of Common Stock (the "Shares") and Warrants to purchase 1,209,679 shares of Common Stock to the Investors (the "Warrant Shares"). The number of Shares purchased was based on 82.5% of the average of the closing prices for the ten trading days preceding the Closing Date and the number of Warrant Shares was equal to 37.5% of the number of Shares issued. The exercise price of the Warrants was equal to 115% of the ten day average closing price. The Warrants have an exercise price of $1.73 per share and a term of five years. After expenses of the transaction and the advisor’s fee described below, the Company received approximately $3,852,000.

On February 1, 2005, the Company also entered into a Registration Rights Agreement with the Investors which requires the Company to file a Registration Statement with the Securities and Exchange Commission that includes the Shares and the Warrant Shares within thirty days after the Closing Date and to use its best efforts to have the Registration Statement declared effective within 90 days after the filing date (the "Effectiveness Deadline"). If the Registration Statement is not filed within said 30 day period, or is not declared effective by the SEC by the later of (i) the Effectiveness Deadline, or (ii) if the SEC decides to conduct a "full review" of the Company’s filings, 130 days after the Closing Date, then for each day of a failure to file or to be declared effective by the applicable deadline, the Company shall pay the holders of the Shares and Warrant Shares an amount in cash equal to 1/30th of 1% of the aggregate purchase price of the offering.

If a Registration Statement covering the Warrant Shares is not available for the resale of such Warrant Shares after the effectiveness deadline, then the holders will have the right to exercise the Warrants through a "cashless" exercise in which the holder will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise.

Pursuant to the Securities Purchase Agreement, the Company also granted the Investors the right to participate in up to 30% of certain future financings conducted by the Company for a two year period on the same terms as are proposed for any such financings. Copies of the Securities Purchase Agreement, Registration Rights Agreement and Form of Warrants are attached as exhibits to this Report and incorporated herein by this reference.

Payment to Financial Advisor:

As a result of the Closing of the financing described above, the Company became obligated to pay to Source Capital Group, Inc. ("Source Capital") a fee of $100,000, which is equal to 5% of the portion of the Offering (50%) purchased by four of the investors, plus Warrants to purchase 108,871 shares of Common Stock. The Warrants have an exercise price of $1.80 per share and a term of five years. The Warrants also contain a "cashless exercise" provision in which the holder may elect to be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise. Source Capital intends to assign the Warrants to four of its controlling persons. The Company will include the Warrant Shares in the resale registration statement to be filed in connection with the completion of the above-described financing.

Amendment to Terms of Outstanding Preferred Stock:

Laurus Master Fund, Ltd. ("Laurus") is the holder of all of the outstanding shares of the Company’s Series E, F, G and H Convertible Preferred Stock issued in January and February, 2004. On February 1, 2005, the Company entered into Amendments with Laurus to amend the Company’s Series E, F, G and H Convertible Preferred Stock (the "Amendments"). The Amendments provide for 1) the deferral of approximately $3.8 million in monthly redemption payments, as follows: a) payments of the remaining 12 months of redemption payments ($85,000 per month) for the Series E Preferred Stock are deferred until July, 2006, and b) the next 18 months of redemption payments due under the Series F, G and H Convertible Preferred Stock ($153,000 per month) are deferred until February, 2007; 2) the grant of a right to the Company to elect to pay the originally scheduled monthly redemption payments with shares of the Company’s Common Stock valued at a 15% discount to the then market price; and 3) the reduction in the conversion prices of the Series E-H Preferred Stock (originally ranging from $2.85 to 3.47) to $2.00 per share. The monthly redemption payments under the Series F-H Preferred Stock will recommence in August, 2006 until January, 2007, with the balance of approximately $4.25 million in the stated amount of the Series F-H Preferred Stock due in February, 2007. These redemption payments will be reduced to the extent that there are conversions of the Preferred Stock into Common Stock.

Item 3.02. Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, on February 1, 2005, the Company issued a total of 3,225,807 shares of Common Stock and Warrants to purchase 1,209,679 shares of Common Stock to the following purchasers: Portside Growth & Opportunity Fund (806,452 shares and 302,420 Warrant Shares), Smithfield Fiduciary LLC (403,226 shares and 151,210 Warrant Shares), Bluegrass Growth Fund, LP (322,581 shares and 120,968 Warrant Shares), Bluegrass Growth Fund, Ltd. (80,645 shares and 30,242 Warrant Shares) and Laurus Master Fund, Ltd. (1,612,903 shares and 604,839 Warrant Shares). The Warrants have an exercise price of $1.73 per share and a term of five years. This transaction was exempt under Section 4(2) of the Securities Act of 1933.

As reported more fully in Item 1.01 above and incorporated herein by reference, on February 1, 2005, the Company became obligated to issue to Source Capital a Warrant to purchase 108,871 shares of Common Stock, with an exercise price of $1.80 per share and a term of five years. This transaction was exempt under Section 4(2) of the Securities Act of 1933.

Item 8.01. Other Events.

On February 2, 2005, the Company issued a Press Release reporting the completion of the financing transactions described in this Report, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

10.1 Securities Purchase Agreement, dated February 1, 2005, among the Company and the purchasers listed in Item 3.02.
10.2 Registration Rights Agreement, dated February 1, 2005, among the Company and the purchasers listed in Item 3.02.
10.3 Form of Warrant, dated February 1, 2005, issued to each of the purchasers listed in Item 3.02.
10.4 Amendments to Certificates of Designations of Series E, F, G and H Convertible Preferred Stock, each dated February 1, 2005, between the Company and Laurus Master Fund, Ltd.
99.1 Press Release, issued February 2, 2005, describing the completion of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 4, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. VP & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated February 1, 2005, among the Company and the purchasers listed in Item 3.02.
10.2	Registration Rights Agreement, dated February 1, 2005, among the Company and the purchasers listed in Item 3.02.
10.3	Form of Warrant, dated February 1, 2005, issued to each of the purchasers listed in Item 3.02.
10.4	Amendments to Certificates of Designations of Series E, F, G and H Convertible Preferred Stock, each dated February 1, 2005, between the Company and Laurus Master Fund, Ltd.
99.1	Press Release, issued February 2, 2005, describing the completion of the offering.